UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2008
SANDRIDGE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-33784 (Commission File Number)	20-8084793 (I.R.S. Employer Identification No.)

1601 N.W. Expressway, Suite 1600 Oklahoma City, Oklahoma (Address of Principal Executive Offices)	73118 (Zip Code)
Registrant’s Telephone Number, including Area Code: (405) 753-5500
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As previously reported, on March 25, 2008, Larry K. Coshow resigned as an officer of SandRidge Energy, Inc. (the “Company”). Mr. Coshow had served as the Company’s Executive Vice President — Land. On April 14, 2008, the Company and Mr. Coshow entered into an Employment Separation Agreement pursuant to which the Company will provide Mr. Coshow a cash severance payment of $320,884 and will accelerate the vesting of 29,250 shares of unvested restricted common stock of the Company previously awarded to Mr. Coshow. The Agreement includes a general release of claims by Mr. Coshow, and provisions of his Employment Agreement with the Company relating to post-termination matters such as confidential information, non-solicitation of customers or employees and proprietary rights will continue to apply in accordance with their terms.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC. (Registrant)
By:	/s/ Dirk M. Van Doren
Dirk M. Van Doren
Executive Vice President and Chief Financial Officer

Date: April 17, 2008

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